Contact:

Allison Wey

Vice President, Investor Relations and Corporate Affairs

Par Pharmaceutical Companies, Inc.

(201) 802-4000

PAR PHARMACEUTICAL COMPANIES REPORTS

SECOND QUARTER 2011 RESULTS

Reports Adjusted Cash EPS of $0.84

Strativa Restructuring Charge of $27.7 Million Results in GAAP EPS of $0.25

Woodcliff Lake, N.J., August 3, 2011 – Par Pharmaceutical Companies, Inc. (NYSE:PRX) today reported results for the second quarter ended June 30, 2011.

For the second quarter ended June 30, 2011, the Company reported total revenues of $224.2 million, and income from continuing operations of $9.2 million, or $0.25 per diluted share, which included a one-time charge of $27.7 million related to the Company’s restructuring of its branded division, Strativa Pharmaceuticals. Excluding this item and a one-time tax charge, adjusted income from continuing operations (non-GAAP measure) was $29.0 million. On an adjusted cash basis (non-GAAP measure), which excludes amortization expenses, income from continuing operations was $30.9 million, or $0.84 per diluted share for the second quarter 2011. (Please see attached reconciliation page.)  This is compared to reported revenues of $255.5 million and adjusted cash basis income from continuing operations of $25.1 million, or $0.71 per diluted share for the same period in 2010.

For the six months ended June 30, 2011, the Company reported total revenues of $457.1 million and a loss of $99.7 million from continuing operations, or $2.79 per diluted share, as a result of a $190.6 million pre-tax litigation settlement expense in the first quarter and the aforementioned restructuring and tax charges in the second quarter.  On an adjusted cash basis (non-GAAP measure), income from continuing operations was $65.9 million, or $1.80 per diluted share.  This compares to reported revenues of $547.4 million and income from continuing operations of $44.5 million, or $1.26 diluted share, for the same period in 2010.  On an adjusted cash basis, income from continuing operations for the first six months of 2010 was $51.4 million, or $1.46 per diluted share.

The following is a product level discussion of second quarter 2011 results versus the first quarter 2011:

Key Product Sales

●

Metoprolol:  For the quarter ended June 30, 2011, net sales of metoprolol succinate were $63.7 million compared to net sales of $63.4 million in the first quarter 2011. Par Pharmaceutical, the Company’s generic drug division, is the authorized generic for all strengths of AstraZeneca’s Toprol XL®.

●

Budesonide EC:  Net sales for budesonide EC in the second quarter were $16.4 million.  Par Pharmaceutical launched the product in the second quarter as the authorized generic for AstraZeneca’s Entocort® EC.

●

Sumatriptan: Net sales of sumatriptan succinate were $15.3 million in the second quarter 2011 compared to $16.7 million in the first quarter 2011.  Par Pharmaceutical remained the exclusive supplier of generic Imitrex® 4mg and 6mg starter kits and 4mg prefilled cartridges and had one competitor in the 6mg prefilled cartridges throughout the second quarter.

●

Propafenone Hydrochloride ER: Net sales for Propafenone Hydrochloride ER in the second quarter were $13.3 million compared to $22.0 million in the first quarter.  The decrease was driven by customers’ non-recurrence of first quarter launch quantities.  Par Pharmaceutical remained the exclusive supplier of generic Rythmol SR® throughout the second quarter.

●

Amlodipine and Benazepril: Net sales for the second quarter 2011 were $12.5 million compared to $18.2 million in the first quarter.  The decrease was driven by customers’ non-recurrence of first quarter launch quantities.

●

Meclizine: Net sales for the second quarter were $4.6 million compared to $4.9 million in the previous quarter.  The decrease was driven by customer buying patterns.

●

Other Generic Products: For the second quarter 2011, net sales from all other generic products were $76.7 million. This compares to net sales of $84.5 million in the first quarter 2011. The decrease is due to primarily to the voluntary withdrawal of clonidine in the second quarter and the seasonality of hydrocodone/chlorpheniramine.

●

Megace® ES: Net sales were $14.1 million for the second quarter compared to $14.1 million in the first quarter.

●

Nascobal® B12 Nasal Spray: Net sales were $6.3 million for the second quarter compared to $3.9 million in the first quarter.  The increase was due, in part, to a shortage of a competing vitamin B12 intramuscular injection product.

Revenues and gross margin for the second quarter 2011 were $224.2 million and $99.0 million, respectively, compared to $233.0 million in net sales and $109.7 million in gross margin during the prior quarter (Q1 2011). The gross margin rate on the Company’s consolidated product portfolio decreased to 44.2% versus 47.1% in the first quarter 2011.  The decrease was due primarily to the non-recurrence of the first quarter launches of propafenone and amlodipine/benazepril and the second quarter launch of lower margin budesonide.

	2Q 2011		1Q 2011
	$	%	$	%
Key Par (Generic) Products (1)(2)	$ 40.7	32.3%	$ 50.6	40.4%

All other Par (Generic)	43.3	56.5%	42.0	49.6%

Total Par (Generic)	$ 84.0	41.5%	$ 92.6	44.1%

Strativa (Branded) Products	$ 15.0	69.1%	$ 17.1	73.7%

Total (All Products)	$ 99.0	44.2%	$ 109.7	47.1%

1.

Q211 Key Par Products is comprised of Metoprolol, Budesonide EC, Sumatriptan, Propafenone, Amlodipine/benazapril, Meclizine.

2.

Q111 Key Par Products does not include Budesonide EC as it was launched in Q2.

Operating Expenses

Excluding the one-time restructuring charge of $27.7 million, total operating expenses decreased during the second quarter of 2011 as compared to the prior quarter as follows:

•

Research and development expenses were $8.1 million in the second quarter of 2011 compared to $10.7 million in the first quarter.  The decrease was due to lower generic development costs.

•

Selling, general and administrative expenses for the second quarter 2011 decreased to $46.2 million compared to $46.9 million in the first quarter of 2011.  The decrease reflects lower employment costs.

Cash and cash equivalents and marketable securities

The aggregate balance as of June 30, 2011 was approximately $346 million.

Product and Pipeline Update

In July, Strativa Pharmaceuticals returned the U.S. commercialization rights of Zuplenz® to its development partner, MonoSol Rx, as part of the branded division’s restructuring announced in June.

In July, the Company received a notice letter from a generic pharmaceutical manufacturer, advising that it has filed an Abbreviated New Drug Application with the U.S. FDA containing a Paragraph IV certification referencing Megace® ES.   Megace® ES is protected by Elan Pharma International Limited’s U.S. Patents 6,592,903 and 7,101,576.  The Company intends, with Elan, to investigate the Paragraph IV certification and ANDA, and to enforce its patents, which expire in 2020 and 2024, respectively, as appropriate.

Par Pharmaceutical, along with third-party partners, currently has approximately 31 ANDAs pending with the FDA, 13 of which it believes to be first-to-file opportunities.

Conference Call

Access to the live webcast can be made via the Company's website at www.parpharm.com.

Dial-in Information

Domestic:	866-362-4832
International:	617-597-5364
Passcode:	55151925

A replay of the conference call will be available for two weeks approximately one hour after the call.

Replay Information

Domestic:	888-286-8010
International:	617-801-6888
Passcode:	90475213

Non-GAAP Measures

Par Pharmaceutical Companies, Inc. (“the Company”) believes it prepared its unaudited condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) and pursuant to accounting requirements of the Securities and Exchange Commission.  In an effort to provide investors with additional information regarding the Company’s results and to provide a meaningful period-over-period comparison of the Company’s financial performance, the Company sometimes uses non-GAAP financial measures as defined by the Securities and Exchange Commission.  The differences between the U.S. GAAP and non-GAAP financial measures are reconciled in an attached schedule.  In presenting comparable results, the Company discloses non-GAAP financial measures when it believes such measures will be useful to investors in evaluating the Company’s underlying business performance.  Management uses the non-GAAP financial measures to evaluate the Company’s financial performance against internal budgets and targets.  In addition, management internally reviews the Company’s results excluding the impact of certain items, as it believes that these non-GAAP financial measures are useful for evaluating the Company’s core operating results and facilitating comparison across reporting periods.  Importantly, the Company believes non-GAAP financial measures should be considered in addition to, and not in lieu of, U.S. GAAP financial measures.  The Company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

About Par Pharmaceutical Companies, Inc.

Par Pharmaceutical Companies, Inc. is a US-based specialty pharmaceutical company.  Through its wholly-owned subsidiary’s two operating divisions, Par Pharmaceutical and Strativa Pharmaceuticals, it develops, manufactures and markets higher-barrier-to-entry generic drugs and niche, innovative proprietary pharmaceuticals. For press release and other company information, visit www.parpharm.com.

Safe Harbor Statement

Certain statements in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  To the extent any statements made in this news release contain information that is not historical, these statements are essentially forward-looking and, as such, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company, which could cause actual results and outcomes to differ materially from those expressed herein.  Risk factors that might affect such forward-looking statements include those set forth in Item 1A of the Company’s most recent Annual Report on Form 10-K, in other of the Company’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions.  Any forward-looking statements included in this news release are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

# # #

PAR PHARMACEUTICAL COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
Revenues:
Net product sales	$215,018	$248,739	$435,807	$537,017
Other product related revenues	9,170	6,735	21,333	10,389
Total revenues	224,188	255,474	457,140	547,406
Cost of goods sold	125,162	164,015	248,461	372,437
Gross margin	99,026	91,459	208,679	174,969
Operating expenses:
Research and development	8,077	22,660	18,787	27,312
Selling, general and administrative	46,156	48,865	93,101	90,100
Settlements and loss contingencies, net	-	(4,068)	190,560	(4,006)
Restructuring costs	26,986	-	26,986	-
Total operating expenses	81,219	67,457	329,434	113,406
Gain on sale of product rights and other	-	146	-	5,921
Operating (loss) income	17,807	24,148	(120,755)	67,484
Interest income	382	273	805	601
Interest expense	(150)	(918)	(301)	(1,826)
Income (loss) from continuing operations before provision for income taxes	18,039	23,503	(120,251)	66,259
Provision (benefit) for income taxes	8,859	5,468	(20,587)	21,798
Income (loss) from continuing operations	9,180	18,035	(99,664)	44,461
Discontinued operations:
Provision (benefit) for income taxes	127	(360)	253	(232)
(Loss) income from discontinued operations	(127)	360	(253)	232
Net income (loss)	$9,053	$18,395	($99,917)	$44,693

Basic earnings (loss) per share of common stock:
Income (loss) from continuing operations	$0.26	$0.53	($2.79)	$1.31
(Loss) income from discontinued operations	(0.01)	0.01	(0.01)	0.01
Net income (loss)	$0.25	$0.54	($2.80)	$1.32

Diluted earnings (loss) per share of common stock:
Income (loss) from continuing operations	$0.25	$0.51	($2.79)	$1.26
(Loss) income from discontinued operations	(0.00)	0.01	(0.01)	0.01
Net income (loss)	$0.25	$0.52	($2.80)	$1.27

Weighted average number of common shares outstanding:
Basic	35,983	34,112	35,742	34,021
Diluted	36,708	35,475	35,742	35,273

PAR PHARMACEUTICAL COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

(Unaudited)

	June 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$307,011	$218,674
Available for sale marketable debt securities	38,652	27,866
Accounts receivable, net	122,630	95,705
Inventories	75,353	72,580
Prepaid expenses and other current assets	14,338	17,660
Deferred income tax assets	30,009	26,037
Income taxes receivable	63,328	18,605
Total current assets	651,321	477,127

Property, plant and equipment, net	71,117	71,980
Intangible assets, net	65,573	95,467
Goodwill	63,729	63,729
Other assets	6,624	5,441
Non-current deferred income tax assets, net	56,395	69,488
Total assets	$914,759	$783,232

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,381	$23,956
Payables due to distribution agreement partners	50,435	25,310
Accrued salaries and employee benefits	10,401	16,397
Accrued government pricing liabilities	32,148	32,169
Accrued legal fees	8,604	7,084
Accrued legal settlements	195,400	-
Accrued expenses and other current liabilities	8,277	6,674
Total current liabilities	332,646	111,590

Long-term liabilities	42,810	43,198
Commitments and contingencies	-	-

Stockholders' equity:
Common Stock, par value $0.01 per share, authorized 90,000,000 shares; issued
39,655,227 and 38,872,663 shares	394	389
Additional paid-in capital	391,664	373,764
Retained earnings	229,212	329,129
Accumulated other comprehensive gain	68	137
Treasury stock, at cost 3,170,185 and 2,970,573 shares	(82,035)	(74,975)
Total stockholders' equity	539,303	628,444
Total liabilities and stockholders’ equity	$914,759	$783,232

Reconciliation Between Reported (GAAP); Adjusted Income (Loss) from Continuing Operations and “Cash EPS”
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2011	2010
Income from Continuing Operations	$9,180	$18,035

Restructuring costs	27,660	-
Upfront and development milestone payments	-	17,000
Litigation settlements and contingencies	-	(4,130)
Non-cash interest expense	-	524
Sum of adjustments, pre-tax	$27,660	$13,394
Estimated tax on adjustments	(10,234)	(5,090)
Charge related to valuation of deferred income tax assets	2,391	-
Resolution of tax contingencies	-	(3,657)
Adjusted Income from Continuing Operations (non-GAAP measure)	$28,997	$22,682

Amortization Expense	3,013	3,904
Estimated tax impact	(1,115)	(1,484)
Amortization Expense, net of tax	1,898	2,420
Adjusted Cash basis from Continuing Operations (non-GAAP measure)	30,895	25,102
“Cash EPS” from Continuing Operations (non-GAAP measure)	$0.84	$0.71

Diluted weighted average shares outstanding	36,708	35,475

	Six Months Ended
	June 30,	June 30,
	2011	2010
(Loss) Income from Continuing Operations	($99,664)	$44,461

Litigation settlements and contingencies, pre-tax	190,560	(4,130)
Restructuring costs	27,660	-
Upfront and development milestone payments	-	17,000
Sale of product rights	-	(5,000)
Non-cash interest expense	-	1,038
Sum of adjustments, pre-tax	$218,220	$8,908
Estimated tax on adjustments	(58,909)	(3,385)
Charge related to valuation of deferred income tax assets	2,391	-
Resolution of tax contingencies	-	(3,657)
Adjusted Income from Continuing Operations (non-GAAP measure)	$62,038	$46,327

Amortization Expense	6,118	8,154
Estimated tax impact	(2,295)	(3,099)
Amortization Expense, net of tax	3,823	5,055
Adjusted Cash basis from Continuing Operations (non-GAAP measure)	65,861	51,382
“Cash EPS” from Continuing Operations (non-GAAP measure)	$1.80	$1.46

Diluted weighted average shares outstanding	36,555	35,273